 Exhibit 10.2

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT AND UNDER APPLICABLE STATE SECURITIES LAWS OR UNLESS THE COMPANY SHALL HAVE RECEIVED AN OPINION OF COUNSEL THAT THE REGISTRATION OF SUCH SECURITIES UNDER THE SECURITIES ACT AND UNDER THE PROVISIONS OF APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED.

Secured Promissory Note

U.S. $175,000	Issuance Date: November 3, 2017 Maturity Date: May 3, 2019

FOR VALUE RECEIVED, HISPANICA INTERNATIONAL DELIGHTS OF AMERICA, INC., a Delaware corporation (the “Company”), hereby promises to pay to the order of Shircoo, Inc., a California corporation, or any permitted holder of this Secured Promissory Note (the “Payee”), at the principal office of the Payee set forth herein, or at such other place as the Payee may designate in writing to the Company, theprincipal sum of One Hundred Seventy-Five Thousand Dollars ($175,000), with interest onthe unpaid principal balance hereof at a rate equal to seven percent (7%) per annum commencing on the date hereof, in such coin or currency of the United States of America as at thetime shall be legal tender forthe payment of public and private debts and in immediately available funds, as provided in this Senior Promissory Note (this “Note”). This Note is issued pursuant to the terms of the Note Purchase Agreement, by and between the Company and Payee, dated as of the date hereof (“Purchase Agreement”).

1.
Principal and Interest Payments.

(a) The Company shall repay in cash the entire principal balance then outstanding under this Note together with all accrued but unpaid interest thereon on March 21, 2018 (the “Maturity Date”).

(b) Interest on the outstanding principal balance of this Note shall accrue at a rate of seven percent (7%) per annum commencing on the “Issuance Date” of this Note (as indicated above), which interest shall be computed on the basis of the actual number of days elapsed and a year of three hundred and sixty-five (365) days. All accrued and unpaid interest dueunder this Note shall be payable monthly beginning thirty (30) days from the Issuance Date in cash. Furthermore, upon the occurrence of an Event of Default (as defined below), or following the Maturity Date the Company will pay interest to the Payee on the then outstanding principal balance of the Note from such date until this Note is paid in full at therate of seven percent (7%) perannum, with interest payable monthly.

(c) At the Company’s sole option, the Company may prepay all or a portion of the outstanding principal amount of this Note and/or all or a portion of the accrued and unpaid interest hereon in cash at any time prior to the Maturity Date, in the case of the outstanding principal amount, or prior to the date due, in the case of accrued but unpaid interest, without penalty or premium. Any payments made under this Note shall be applied first to the accrued and unpaid interest, if any, and theremainder to the unpaid principal amount.

2. Non-Business Days. Whenever any payment to be made shall be due on a Saturday, Sunday or a public holiday under thelaws of the State of NewYork, such payment may be due on the next succeeding business day and such next succeeding day shall be included in the calculation of theamount of accrued interest payable on such date.

3. Representations and Warranties of the Company. The Company represents and warrants to the Payee as follows:

(a) The Company has been dulyincorporated and validly exists and is in good standing under the laws of the State of Delaware, with full corporate power and authority to own, lease and operate its properties and to conduct its business as currently conducted.

(b) This Note has been duly authorized, validly executed and delivered on behalf of the Company and is a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, subject to limitations on enforcement by general principles of equity and by bankruptcy or other laws affecting the enforcement of creditors’ rights generally.

(c) The execution, delivery and performance of this Note will not: (i) conflict with or result in a material breach of or a default under any of the terms or provisions of, (A) the Company’s Certificate of Incorporation or by-laws, or (B) any material provision of any indenture, mortgage, deed of trust or other material agreement orinstrument to which the Company is a party or by which it or any of its material properties or assets is bound; (ii) result in a violation of any material provision of any law, statute, rule, regulation, or any existing applicable decree, judgment or order by any court, Federal or state regulatory body, administrative agency, or other governmental body having jurisdiction over the Company, or any of its material properties or assets; or
(iii) result in the creation or imposition of anymaterial lien or encumbrance upon any material property or assets of the Company pursuant to the terms of any agreement or instrument to which the Company is a party or may be bound or to which the Company or any of its property is subject.

(d) No consent, approval or authorization of or designation, declaration or filing with anygovernmental authority on the part of the Company is required in connection with the valid execution and delivery of this Note.

4. Events of Default. The occurrence of any of the following events shallbe an “Event of Default” under this Note:

(a) the Company shall fail to make the payment of any principal amount outstanding for a period of five (5) business days after thedate such payment shall become due and payable hereunder; or

(b) the Company shall fail to make thepayment of any accrued and unpaid interest fora period of five (5)business days after the date such interest shall become due and payable hereunder; or

(c)     any material breach by the Company of any representations or warranties made by theCompany herein or any covenant or agreement of the Company contained herein; or

(d) the holder of any indebtedness of the Company shall accelerate any payment of any amount or amounts of principal or interest on any such indebtedness (the “Indebtedness”) (other than with respect to this Note and notes of like tenor) prior to its stated maturity or payment date, the aggregate principal amount of which Indebtedness is in excess of $500,000, whether such Indebtedness now exists orshall hereinafter be created, and such accelerated payment entitles theholder thereof to immediate payment of such Indebtedness which is due and owingand such indebtedness has not been discharged in full or such acceleration hasnot been stayed, rescinded or annulled within fifteen (15) business days of such acceleration; or

(e) A judgment or judgments for the payment of money shall be rendered against the Company for an amount in excess of $500,000 in the aggregate (net of any applicable insurance coverage) for all such judgments that shall remain unpaid for a period of sixty (60) consecutive days or more after its entry or issueor that shall not be discharged, released, dismissed, stayed or bonded (due to an appeal or otherwise) within the sixty (60) consecutive day period after its entry or issue; or

(f) the Company shall (i)apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property or assets, (ii) make a general assignment forthe benefit of its creditors, (iii) commence a voluntary case under the Federal Bankruptcy Code, as amended (the “Bankruptcy Code”) or under the comparable laws of any jurisdiction (foreign or domestic), (iv) file a petition seeking to take advantage of any bankruptcy, insolvency, moratorium, reorganization or other similar law affecting the enforcement of creditors’ rights generally, or (v) acquiesce in writing to any petition filed against it in an involuntary case under theBankruptcy Code or under thecomparable laws of any jurisdiction (foreign or domestic); or

(g) a proceeding or case shall be commenced in respect of the Company without its application or consent, in any court of competent jurisdiction, seeking (i) the liquidation, reorganization, moratorium, dissolution, winding up,or composition or readjustment of its debts, (ii) the appointment of atrustee, receiver, custodian, liquidator or the like of it or of all or any substantial part of its assets or (iii) similar relief in respect of it under any law providing forthe relief of debtors, and such proceeding or case described in clause (i), (ii) or (iii) shall continue undismissed, or unstayed and in effect, fora period of forty-five (45) consecutive days or any order for relief shall be entered in an involuntary case under theBankruptcy Code or under thecomparable laws of any jurisdiction (foreign or domestic) against the Company or any of its subsidiaries and shall continue undismissed, or unstayed and in effect for a period of forty-five (45) consecutive days.

5. Remedies Upon an Event of Default. If an Event of Default shall have occurred and shall be continuing, the Payee of this Note may at any time at its option, (a)declare, by providing the Company with notless than five (5) days prior written notice, theentire unpaid principal balance of this Note together with all interest accrued and unpaid hereon, due and payable, and upon the Company’s receipt of such notice, the same shall be accelerated and so due and payable; provided, however, that upon the occurrence of an Event of Default described in (i) Sections 4(f) and (g), without presentment, demand, protest, or notice, all of which are hereby expressly unconditionally and irrevocably waived by the Company, the outstanding principal balance and accrued and unpaid interest hereunder shallbe immediately due and payable, and (ii) Sections 4(a) through (e), the Payee may exercise or otherwise enforce any one or more of the Payee’s rights, powers, privileges, remedies and interests under this Note or applicable law. No course of delay on the part of the Payee shall operate as a waiver thereof or otherwise prejudice theright of the Payee. No remedy conferred hereby shall be exclusive of any other remedy referred to herein or now or hereafter available at law, in equity, by statute or otherwise. Notwithstanding anything to the contrary contained in this Note, Payee agrees that itsrights and remedies hereunder are limited to receipt ofcash in the amounts described herein.

6. Replacement. Upon receipt of a duly executed and notarized written statement from the Payee with respect to the loss, theft or destruction of this Note (or any replacement hereof), and without requiring an indemnity bondor other security, or, in the case of a mutilation of this Note, upon surrender and cancellation of such Note, the Company shall issue a new Note, of like tenor andamount, in lieu of such lost, stolen, destroyed or mutilated Note.

7. Parties in Interest; Transferability. This Note shall be binding upon the Company and its successors and assigns and the terms hereof shallinure to the benefit of the Payee and its successors and permitted assigns. This Note may notbe transferred or sold, pledged, hypothecated or otherwise granted as security by the Payee without theprior written consent of the Company, which consent will not be unreasonably withheld.

8. Amendments. ThisNote may not be modified or amended in any manner except in writing executed by the Company and the Payee.

9. Notices. Any notice, demand, request, waiver or other communication required or permitted to be given hereunder shall be in writing and shall be effective (a)upon hand delivery by telecopy or facsimile at theaddress or number designated in the Purchase Agreement.

10.   Governing Law. This Note shall be governed by and construed in accordance with theinternal laws of the State of New York, without giving effect to the choice of law provisions. This Note shall not be interpreted or construed with any presumption against the party causing this Note to be drafted.

11. Headings. Article and section headings in this Note are included herein for purposes of convenience of reference only and shall not constitute a part of thisNote for any other purpose.

12. Remedies, Characterizations, Other Obligations, Breaches and Injunctive Relief. The remedies provided in this Note shall be cumulative and in addition to all other remedies available under this Note, at lawor in equity (including, without limitation, a decree of specific performance and/or other injunctive relief), no remedy contained herein shall be deemed a waiver of compliance with the provisions giving rise to such remedy and nothing herein shall limit a Payee’s right to pursue actual damages for any failure by theCompany to comply with theterms of this Note. The Company acknowledges that a breach by it of itsobligations hereunder will cause irreparable and material harm to the Payee and that theremedy at law for any such breach may be inadequate. Therefore, theCompany agrees that, in the event of any such breach or threatened breach, the Payee shall be entitled, in addition to all other available rights and remedies, at lawor in equity, to seek and obtain such equitable relief, including butnot limited to an injunction restraining any such breach or threatened breach, without the necessity of showing economic lossand without any bond or other security being required.

13. Failure or Delay Not Waiver. No failure or delay on the part of the Payee in the exercise of any power, right or privilege hereunder shall operate as awaiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

14. Enforcement Expenses. The Company agrees to pay all reasonable costs and expenses of enforcement of this Note, including, without limitation, reasonable attorneys’ fees and expenses.

15. Binding Effect. Theobligations of the Company and thePayee set forth herein shall be binding upon the successors and permitted assigns of each such party.

16. Compliance with Securities Laws. The Payee acknowledges and agrees that this Note is being, and will be, acquired solely for the Payee’s own account and not as a nominee for any other party, and for investment purposes only and notwith a view to theresale or distribution of any part thereof, and that thePayee shall not offer, sell or otherwise dispose of this Noteother than in compliance with applicable federal and state laws. ThePayee understands that this Note is a “restricted security” under applicable federal and state securities laws and that such security has notbeen, and will not be, registered under the Securities Act of 1933, as amended (the “Securities Act”). The Payee represents and warrants to the Company that the Payee is an “accredited investor” as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act. This Note and any Note issued in substitution or replacement therefore shall be stamped or imprinted with a legend in substantially the following form:

“THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THESECURITIES ACT AND UNDER APPLICABLE STATE SECURITIES LAWS OR UNLESS THE COMPANY SHALL HAVE RECEIVED AN OPINION OF COUNSEL THAT THE REGISTRATION OF SUCH SECURITIES UNDER THE SECURITIES ACT AND UNDER THE PROVISIONS OF APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED.”

17. Severability. Theprovisions of this Note are severable, and if any provision shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall notin any manner affect such provision in any other jurisdiction or any other provision of this Note in any jurisdiction.

18. Consent to Jurisdiction. Each of theCompany and the Payee (i)hereby irrevocably submits to thejurisdiction of the United States District Court sitting in the Southern District of New York and thecourts of the State of New York located in New York county for the purposes of any suit, action or proceeding arising out of or relating to this Note and (ii) hereby waives, and agrees notto assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such court, that thesuit, action or proceeding is brought in an inconvenient forum or that the venue ofthe suit, action or proceeding isimproper. Each of the Company and the Payee consents to process being served in any such suit,action or proceeding by mailing a copy thereof to such party at theaddress set forth in the Purchase Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing inthis Section 18 shall affect or limit any right to serve process in any other manner permitted by applicable law.

19. Waivers. Except as otherwise specifically provided herein, theCompany hereby waives presentment, demand, notice of nonpayment, protest and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of this Note, and does hereby consent to any number of renewals or extensions of thetime for payment hereof and agrees that any such renewals or extensions may be made without notice and without affecting itsliability herein, AND DOES HEREBY WAIVE TRIAL BY JURY. No delay or omission on the part of the Payee in exercising its rights under this Note, or course of conduct relating hereto, shall operate as a waiver of such rights or any other right of the Payee, nor shall any waiver by the Payee of any such right or rights on any one occasion be deemed a waiver of the same right or rights on any future occasion.

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IN WITNESS WHEREOF, the Company has executed and delivered this Note as of the date first written above.

Hispanica International Delights of America, Inc.

By:  /s/ Fernando Oswaldo Leonzo
        Name: Fernando Oswaldo Leonzo
       Title: Chief Executive Officer